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                                                                    EXHIBIT 23.8


                        [RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the inclusion of our letters dated February 8, 2001 and June 26, 2001 to Westport Resources Corporation regarding our estimate of reserves, future production and income attributable to certain leasehold and royalty interests of Westport Resources Corporation as of December 31, 2000 and June 30, 2001 in this Registration Statement on Form S-4 (the "Registration Statement") of Belco Oil & Gas Corp., to all references to Ryder Scott Company and/or reports prepared by Ryder Scott Company in this Registration Statement and to the reference to our firm as experts in the Registration Statement.




                                        /s/ RYDER SCOTT COMPANY, L.P.
                                        -----------------------------
                                        RYDER SCOTT COMPANY, L.P.


                                        July 20, 2001